Ontario Corporation Number
                                                 Numero de la societe en Ontario
                                                            1336900
--------------------------------------------------------------------------------
                Ministry of                      Ministere de
                Consumer and                     la Consommation
                Commercial Relations             et du Commerce
                CERTIFICATE                      CERTIFICAT
                This is to certify that these    Ceci certifie que les presents
                articles are effective on        status entrant en vigueur le

                        JANUARY 26                       JANVIER, 1999

                            /s/ signature illegible
                               Director/Directeur
             Business Corporations Act/Loi sur les societes actions
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                                               ARTICLES OF AMALGAMATION
                                                  STATUS DE FUSION

   Form 4       1.  The name of the amalgamated corporation is:   Denomination sociale de la societe issue de la fusion:
  Business
Corporations        THE DESCARTES SYSTEMS GROUP INC.
    Act

 Formule 4
loi sur les
 societes
 actions        2.  The address of the registered office is:      Adresse du siege social:

                      120 RANDALL DRIVE
                ------------------------------------------------------------------------------------------------------------
                                (Street & Number or R.R. Number & if Multi-Office Budding give Room No.)
                     (Rue et numero, ou numero de la R.R. et, s'il s' agit d'un edifice a bureaux, numero du bureau)

                      WATERLOO                                                                          N 2 V 1 C 6
                ------------------------------------------------------------------------------------------------------------
                     (Name of Municipality or Post Office)                                             (Postal Code)
                (Nom de la municipalite ou du bureau de poste)                                         (Code Pastal)


                3.  Number (or minimum and maximum number) of     Nombre (ou nombres minimal et maximal)
                    directors is:                                 d'administrateurs:

                    Minimum of 1 and Maximum of 10

                4.  The director(s) is/are:                       Administrateur(s):


First name, initials and surname                 Residence address, giving Street & No. or R.R. No.,              Resident
Prenom, initiales et nom de famille              municipality and postal code                                     Canadian
                                                 Adresse personnelle, y campris la rue et le numero, le           State
                                                 numero de la R.R., le nom de la municipalite et le               Yes ar No
                                                 code postal                                                      Resident
                                                                                                                  canadien
                                                                                                                  Oui/Non
----------------------------------------------------------------------------------------------------------------------------
Mark D. Lee                                      538 Chancery Lane                                                  Yes
                                                 Waterloo Ontario N2T 2N4


Peter J. Schwartz                                269 Carrington Place                                               Yes
                                                 Waterloo Ontario N2T 2K1


Steven C. Spicer                                 119 Champlain Crescent                                             Yes
                                                 Kitchener Ontario N2S 2Y7
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First name, initials and surname                 Residence address, giving Street & No. or R.R. No.,              Resident
Prenom, initiales et nom de famille              municipality and postal code                                     Canadian
                                                 Adresse personnelle, y campris la rue et le numero, le           State
                                                 numero de la R.R., le nom de la municipalite et le               Yes ar No
                                                 code postal                                                      Resident
                                                                                                                  canadien
                                                                                                                  Oui/Non
----------------------------------------------------------------------------------------------------------------------------
John L. Albright                                 64 Dale Avenue                                                     Yes
                                                 Toronto Ontario MW 1K8

James Balsillie                                  637 Westmount Road West                                            Yes
                                                 Kitchener Ontario N2M 1R7
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5. (A) The amalgamation agreement has been duly                         (A)  Les actionnaires de cheque societe qui fusionne
       adopted by the shareholders of each of the                            ont dument adopte la convention de fusion
       amalgamating corporations as required by          _____               conformement au paragraphe 176 (4) de la Loi sur
       subsection 176 (4) of the Business               |     |              les societes par actions a la date mentionnee
       Corporations Act on the date set out below.      |     |              ci-dessous.
                                                        |_____|

                                                      Check  Cocher
                                                     A or B  A ou B



  (B) The amalgamation has been approved by the                         (B)  Les administrateurs de chaque societe qui
      directors of each amalgamating corporation by       _____              fusionne ont approuve la fusion par voie de
      a resolution as required by section 177 of the     |     |             resolution conformement a l'article 177 de la Loi
      Business Corporations Act on the date set out      |  X  |             sur les societes par actions a la date menitonnee
      below.                                             |_____|             ci-dessous.
      The articles of amalgamation in substance                              Les statuts de fusion reprennent essentiellement
      contain the provisions of the articles of                              les dispositions des statuts constitutifs de
      incorporation of


THE DESCARTES SYSTEMS GROUP INC.

and are more particularly set out in these                                   et sont enonces textuellement aux presents statuts.
articles.


Names of amalgamating                                   Ontario Corporation Number              Date of Adoption/Approval
corporations                                            Numero de la societe en                 Date d'adoption ou d'approbation
Denomination sociale des                                Ontario
societes qui fusionnent
--------------------------------------------------------------------------------------------------------------------------------


    THE DESCARTES                                       1276603                                 January 25, 1999
    SYSTEMS GROUP INC.

    DESCARTES HOLDINGS                                  1232061                                 January 25, 1999
    INC.
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6.   Restrictions, if any, on business the corporation                       Limites, s'il y a lieu, imposees aux activites
     may carry on or on powers the corporation                               commerciales ou aux pouvoirs de la
     exercise.                                                               societe.


     None





















 7.  The classes and any maximum number of shares                            Categories et nombre maximal, s'il y a lieu, d'actions
     that the corporation is authorized to issue.                            que la societe est autorisee a emettre:

     The Corporation is authorized to issue an unlimited number of
     Common Shares.
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8.  Rights, privileges, restrictions and conditions (if                      Droits, privileges, restrictions et conditions, s'il
    any) attaching to each class of shares and                               y a lieu, rattaches a chaque categorie d'actions et
    directors authority with respect to any class of                         pouvoirs des administrateurs relatifs a chaque
    shares which is to be issued in series:                                  categorie d'actions qui peut etre emise en serie:


    The rights, privileges, restrictionsoand conditions attaching to the Common Shares shall include the following:

    (a) Payment of Dividends: The holders of the Common shares shall be entitled to receive dividends if, as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the Board of Directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the Common Shares, the Board of Directors may in their sole discretion declare dividends on the
    Common Shares to the exclusion of any other class of shares in the Corporation.

    (b) Participation upon Liquidation Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common shares shall, subject to the rights of the holders of any other class of shares of the
    Corporation entitled to receive the assets, of the Corporation upon such a distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distribution of the assets of the Corporation.

    (c) Voting Rights: The holders of the Common Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Share held at all such meetings.
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9.  The issue, transfer or ownership of shares is/is                         L'emission, le transfert ou la propriete d'actions
    not restricted and the restrictions (if any) are as                      est/n'est pas restreint. Les restrictions, s'il y a
    follows:                                                                 lieu, sont les suivantes:

    NONE








10. Other provisions, (if any):                                              Autres dispositions, s'il y a lieu:

    NONE







11. The statements required by subsection 178(2) of                          Les declarations exigees aux termes du paragraphe
    the Business Corporations Act are attached as                            178 (2) de la Loi sur les societes par actions
    Schedule "A".                                                            constituen l'annexe "A ".



12. A copy of the amalgamation agreement or                                  Une copie de la convention de fusion ou les resolutions
    directors resolutions (as the case may be) is/are                        des administrateurs (selon le cas) constirue(nt)
    attached as Schedule "B".                                                l'annexe "B".
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    These articles are signed in duplicate.                                  Les presents statuts sont signes en double exemplaire.











    Names of the amalgamating corporations and                               Denomination sociale des societes qui fusionnent
    signatures and descriptions of office of their proper                    signature et fonction de laurs dirigeants regulierement
    officers.                                                                designes.




    THE DESCARTES SYSTEMS GROUP INC.                                         DESCARTES HOLDINGS INC.


By: /s/ Peter J. Schwartz                                                    By: /s/ Peter J. Schwartz
   ----------------------------------------------                               ----------------------------------------------
     Peter J. Schwartz                                                          Peter J. Schwartz
     Director                                                                   Director
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                                  SCHEDULE "A"
                                  ------------


                       STATEMENT OF DIRECTOR OR OFFICER OF

                      THE DESCARTES SYSTEMS GROUP INC. AND
                             DESCARTES HOLDINGS INC.


1. I, Peter 1. Schwartz, am a director of The Descartes Systems Group Inc. and Descartes Holdings Inc. (hereinafter called the "Amalgamating Corporations"), amalgamating corporations listed in the Articles of Amalgamation to which this statement is attached.

2. Having conducted such examinations of the books and records of the Amalgamating Corporations and having made such inquiries and investigations as are necessary to enable me to make this statement, I hereby state that there are reasonable grounds for believing that:

     (a) each of the Amalgamating Corporations is and the amalgamated corporation will be able to pay its liabilities as they become due;

     (b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

     (c)  no creditor will be prejudiced by the amalgamation.


          DATED: January 25, 1999.






                                            /s/ Peter J. Schwartz
                                            --------------------------------
                                            Peter J. Schwartz
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                                  SCHEDULE "B"
                                  ------------

                                    COPY OF A

                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                        THE DESCARTES SYSTEMS GROUP INC.


                             DATED: January 25, 1999

Amalgamation with Descartes Holdings Inc.
-----------------------------------------


         WHEREAS Descartes Holdings Inc. is a wholly-owned subsidiary of the Corporation and it is desirable that the Corporation amalgamate with Descartes Holdings Inc. pursuant to subsection 177(1) of the Business Corporations Act;

         RESOLVED THAT:

l. The amalgamation of the Corporation and Descartes Holdings Inc. under the Business Corporations Act, pursuant to subsection 177(1) thereof, is hereby approved;

2. Upon the endorsement of the certificate on the articles of amalgamation pursuant to section 178 of the Business Corporations Act, all shares in the capital of Descartes Holdings Inc., including all shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

3. The articles of amalgamation and the by-laws of the amalgamated corporation shall be the same as the articles of incorporation and by-laws of the Corporation;

4. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and

5. Any director or officer of the Corporation is hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing, including the execution and filing of articles of amalgamation.

                                   * * * * *
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                                  SCAEDULE "B"

                                    COPY OF A
                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                             DESCARTES HOLDINGS INC.


                             DATED: January 25, 1999


Amalgamation with The Descartes Systems Group Inc.
--------------------------------------------------


         WHEREAS the Corporation is a wholly-owned subsidiary of The Descartes Systems Group Inc. and it is desirable that the Corporation amalgamate with The Descartes Systems Group Inc. pursuant to subsection 177(1) of the Business Corporations Act;

         RESOLVED THAT:

1. The amalgamation of the Corporation and The Descartes Systems Group Inc. under the Business Corporations Act, pursuant to subsection 177(1) thereof, is hereby approved;

2. Upon the endorsement of the cell licate on the articles of amalgamation pursuant to section 178 of the Business Corporations Act, all shares in the capital of the Corporation, including all shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

3. The articles of amalgamation and the by-laws of the amalgamated corporation shall be the same as the articles of incorporation and by-laws of The Descartes Systems Group Inc.;

4. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and

5. Any director or officer of the Corporation is hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing, including the execution and filing of articles of amalgamation.

                                   * * * * *